UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 12, 2010
Date of Report (Date of earliest event reported)
Smith & Wesson Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
2100 Roosevelt Avenue
Springfield, Massachusetts
01104
(Address of Principal Executive Offices) (Zip Code)
(800) 331-0852
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.76

Item 1.01. Entry Into a Material Definitive Agreement.
     Reference is made to the information set forth under Item 5.02 of this Current Report on Form 8-K. The disclosure contained in Item 5.02 and the information contained in Exhibit 10.76 attached hereto are hereby incorporated by reference in their entirety into this Item 1.01.
Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     We entered into a revised employment agreement with Michael F. Golden dated July 12, 2010, providing for the continued employment of Mr. Golden as the President and Chief Executive Officer of our company.
     The employment agreement provides for Mr. Golden to receive an annual base salary of $450,000, which is subject to annual review by our Board of Directors and increases based on performance. Mr. Golden is also eligible to receive an annual bonus in an amount to be determined by our Board of Directors based upon achievement of performance goals and other factors deemed relevant by our Board of Directors, which may not be less than 100% of base at target. Mr. Golden may also receive stock-based compensation based on his performance and on the performance of our company in comparison to the relevant peer group, with the amount of such awards granted to be determined by our Board of Directors.
     The employment agreement also provides for Mr. Golden to receive a car allowance of $1,000 per month and to participate in any group insurance, pension, retirement, vacation, expense reimbursement, and other plans, programs, or benefits as may from time to time be provided to other executive employees of our company. We will also reimburse Mr. Golden for the reasonable insurance premiums (and any taxes incident thereto) for disability insurance covering up to 75% of his base salary, for medical and hospitalization insurance for him, his wife, and his children under the age of 25, and for a $5.0 million term life insurance policy with such beneficiaries as he selects. The agreement contains a provision that prohibits Mr. Golden from competing with our company for a period equal to the longer of 12 months following the termination of his employment with our company, regardless of the reason therefor, or any period during which Mr. Golden receives cash severance pursuant to the terms of the agreement. The agreement also contains a provision that prohibits Mr. Golden from soliciting or hiring our personnel or employees for a period of 24 months following the termination of his employment with our company.
     The employment agreement provides that either we or Mr. Golden may terminate Mr. Golden’s employment at any time. If Mr. Golden’s employment is terminated by reason of disability, death, by him voluntarily, or by us for cause as a result of certain acts committed by Mr. Golden (as set forth in the agreement), he will receive no further compensation under the agreement. If we unilaterally terminate Mr. Golden’s employment without cause, Mr. Golden will receive (i) his base salary for a period of 18 months after such termination, (ii) an amount equal to the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination, which will be paid over the 18-month period after such termination, and (iii) any fringe benefits being received by him at the date of termination for a period equal to 18 months after such termination.

     If Mr. Golden’s employment is terminated for any reason other than a termination by us for cause, the employment agreement provides that he will receive, for the fiscal year of the notice of termination, any earned bonus, on a pro-rated basis, based on the performance goals actually achieved for the fiscal year of the notice of termination, as determined by our Board of Directors in its sole discretion. If Mr. Golden’s employment is terminated after the first anniversary of the employment agreement for any reason other than a termination by us for cause, the stock options granted pursuant to any employment agreement with us that are vested as of the date of such termination will have a nine-month post-termination exercise period. If Mr. Golden’s employment is terminated for any reason other than a termination as a result of death or by us for other than cause or in the event of a termination by Mr. Golden with more than six months advance notice, we will continue to pay the life insurance premiums on any then existing life insurance policy provided by our company, up to an annual premium of $20,000, until 36 months following the termination of Mr. Golden’s employment. If Mr. Golden’s employment is terminated by us other than for cause, Mr. Golden will receive, for a period of 36 months following the termination, secretarial support of an employee of our company at our offices or, at the discretion of our company, a cash payment in lieu of the secretarial support in the amount of $10,000 per 12 month period.
     In the event of a change in control of our company, Mr. Golden may, at his option and upon written notice to us, terminate his employment, unless (a) the change in control has been approved by our Board of Directors, (b) the provisions of the agreement remain in full force and effect, and (c) Mr. Golden suffers no reduction in his status, duties, authority, or compensation following the change in control, provided that Mr. Golden will be considered to suffer a reduction in his status, duties, or authority, if, after the change in control, (i) he is not the chief executive officer of the company that succeeds to our business, (ii) such company’s stock is not listed on a national stock exchange, or (iii) such company terminates Mr. Golden or reduces his status, duties, authority, or compensation within one year of the change in control. If Mr. Golden terminates his employment due to a change in control not approved by the Board of Directors or following which the agreement does not remain in full force and effect or his status, duties, authority, or compensation have been reduced, he will receive (i) his base salary for a period of 24 months after the such termination, (ii) an amount equal to the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination, and (iii) any fringe benefits being received by him at the date of termination for a period equal to 24 months after such termination. In addition, any unvested options and restricted stock units granted pursuant to any employment agreement with us will immediately vest.
     The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the employment agreement, and is subject to and qualified in its entirety by reference to the employment agreement attached hereto as Exhibit 10.76.
     The text included with this Current Report on Form 8-K is available on the registrant’s website located at www.smith-wesson.com, although the registrant reserves the right to discontinue that availability at any time.

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Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Exhibits

10.76	Amendment No. 1 to Employment Agreement, dated as of July 12, 2010, between Michael F. Golden and Smith & Wesson Holding Corporation.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: July 12, 2010	By:	/s/ William F. Spengler
William F. Spengler
Executive Vice President, Chief Financial Officer, and Treasurer

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EXHIBIT INDEX
10.76	Amendment No. 1 to Employment Agreement, dated as of July 12, 2010, between Michael F. Golden and Smith & Wesson Holding Corporation.